UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 1, 2009
Ideation Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33800	77-0688094

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Market Street, Suite 1300, Wilmington, Delaware	19801

(Address of Principal Executive Offices)	(Zip Code)
(310) 694-8150

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.
     On April 1, 2009, Ideation Acquisition Corp. (“Ideation”) and SearchMedia International Limited (“SearchMedia”) announced that they have entered into an Agreement and Plan of Merger, Conversion and Share Exchange. The press release announcing the merger is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.
     Ideation and SearchMedia will host a conference call on Thursday, April 2, 2009 at 8:30 a.m. Eastern daylight time to discuss the merger with SearchMedia. Live audio of the conference call will be available by dialing (800) 348-6630 (United States) or (706) 679-7451 (International) and by referencing Conference Code: 93328223. A phone replay will be available until April 16, 2009 at midnight Eastern daylight time by dialing (800) 642-1687 (United States) or (706) 645-9291 (International) and by referencing Conference Code: 93328223.
Participation in Solicitation/Additional Information
     Ideation, SearchMedia and their respective directors, executive officers, affiliates and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Ideation’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission (“SEC”) on March 20, 2009, and information regarding SearchMedia’s directors and executive officers is available in Ideation’s and ID Arizona Corp.’s preliminary Proxy Statement/Prospectus, which was filed with the SEC on March 31, 2009, and can be found on the SEC website at www.sec.gov under the registrant name “ID Arizona Corp.” Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.
Item 9.01. Financial Statements and Exhibits.
d) Exhibits

Exhibit No.	Description

99.1	Press Release of Ideation Acquisition Corp., dated April 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2009	IDEATION ACQUISITION CORP.
/s/Robert N. Fried
Robert N. Fried
President and Chief Executive Officer

EXHIBIT PRESENTATION

Exhibit No.	Description

99.1	Press Release, dated April 1, 2009

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